Exhibit 10.7

                            OnHealth Network Company
                                 INSERTION ORDER

Date:    8/27/99


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ADVERTISER                                AGENCY
Company:  Nutrisystem                     Company:
Address:                                  Address:
Contact:  Brian Haveson                   Contact:
Phone:  (215) 706-5331                    Phone:
Fax:  (215) 706-5325                      Fax:
Email:  bhaveson@nutrisystem.com          Email:
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Bill To:          Advertiser
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Salesperson:               Carolyn Ballo
Total Term:                1 year (1/1/00- 12/31/00)
Unit Purchased:            468 x 60, 120x60, 120x240, logos, product promos,
timesavers, links
CPM:                       $[       ] ($[       ] net)

Impression breakout is as follows:
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Oct, Nov, Dec              15%              1,776,315
Jan, Feb, Mar              20%              2,368,421
Apr, May, Jul              30%              3,552,631
July, Aug, Sep             35%              4,144,736

TOTAL AMOUNT BOOKED = GROSS:              $[       ]        NET:    $[       ]

o $[ ] upfront production fee, covering: storefront creation/slotting and maintenance (continuous updates of Nutrisystem promotional items and implementation of appropriate topical OnHealth editorial coverage), and site exclusivity within the weight loss category. Payment due 30 days from contract date.

o    $[       ] advertising fee for 11,842,105 million impressions to be delivered over the course of the one year.

Total impressions = 11,842,105

OnHealth Network Company Cancellation Policy: 90 days

Production Charge ($)

Note: the production fee is non-refundable and is due to OnHealth Network Company regardless of any changes to the advertising program.

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Run Info:

__x__  Run of Site
__x__  Specific Sections-- Exclusive Sponsorship of Weight Loss
Interactive Area + Exclusive Weight Loss E-Commerce Partner & Storefront
      __x__ Health Info Tracker - targeted to users who have identified "weight" as a topic they would like to monitor.
      _____ Daily Briefing
      _____ In Depth Reports
      _____ [Illegible]
      _____ Condition Centers
      _____ Diabetes
      _____ Cardiovascular
        x
      _____ Discussion Groups - within weight loss
_____ Resources
      _____ PHT
      _____ Conditions A-Z:
      _____ Pharmacy

__x__  Specific Keywords:  3 to be determined by Nutrisystem & OnHealth
_____ OTHER

SPECIAL INSTRUCTIONS:

Weight Loss Interactive Sponsorship includes:

Area entitlement (sponsored by Nutrisystem) on first page of Center & Competitive exclusivity.

Banners (468x60) or sidebars (120x124) within all pages of the Weight Loss Center (bottom banners are value-added).

Up to 3 related "keywords" TBD by OnHealth & Nutrisystem.

A targeted Nutrisystem banner program to users of Health Info Tracker who have identified "weight" as a topic they would like to monitor.

Exclusive placement in weight loss discussion group pages.

A portion of banner impressions will rotate run of site for further exposure.


Weight Loss Area will be comprised of 2 parts:

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1 - Weight Loss Center - index page with links to related articles and stories compiled all in one area. This page will consist of links to Daily Briefings, Ask Our Experts Columns, In-Depth Reports, Live shows(chats and webcasts), Condition A-Z Pages, and links to other websites.

2 - Lose Weight Now! Center - this interactive area is a step by step program whereby the user comes in saily/weekly for pre-scheduled sessions to promote a behavior change, weight loss.

Nutrisystem will be the Exclusive Weight Loss E-Commerce Partner

Partnership Includes:

OnHealth will deliver impressions through a combination of banners, tile ads, links, and non-standard ad buttons from OnHealth to the appropriate areas on the Nutrisystem site. The banner/tile ads will be run on the OnHealth home page, sponsored Weight Loss areas, Healthy Eating/Weight
Loss Store, ROS.

Nutrisystem will be the exclusive vendor for the Healthy Eating/Weight Loss Store within the OnHealth Store and will be accorded placement to promote specials, other products or features.

Nutrisystem will pay OnHealth a [   ]% commission for each order coming from a
customer who enters the Nutrisystem site via OnHealth. This bounty will take effect for each unique sale over the first 1,000 sales to begin 6 months into the contract. A customer means a user transferred from OnHealth to Nutrisystem who purchases any product from Nutrisystem.

OnHealth and Nutrisystem will issue a joint press release regarding the partnership.

If OnHealth underdelivers impressions, we will fulfill the remainder of impressions beyond the contract year. OnHealth will guarantee 40% of the impressions to be delivered in weight loss areas and store. If we fail to deliver 40% within 1 year, we will extend the contract until 40% guarantee is met.

Nutrisystem will have first right of refusal.

NetGravity Reports Sent to:


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Contact Person & Phone # for Start of Campaign:  (Very Important)
Brian Haveson

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/s/ Brian D. Haveson                        /s/ Carolyn Ballo
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Client Signature                            Sales Representative Signature

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